SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): June 1, 1995


                                   CNS, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                 0-16612                        41-1580270
(State or other jurisdiction     (Commission                  (I.R.S. Employer
    of incorporation)            File Number)                Identification No.)


                  1250 Park Road
                  Chanhassen, MN                               55317
         (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: (612) 474-7600


Item 2.  Acquisition or Disposition of Assets.

         On June 1, 1995, CNS, Inc. ("CNS") completed the sale of its sleep disorders diagnostic products business to Aequitron Medical, Inc. ("Aequitron") for a sales price of approximately $5.0 million in cash and a $600,000 note from Aequitron to CNS. This line of business had revenues of approximately $7.1 million in 1994. CNS will record a gain of approximately $1.9 million on the sale in the quarter ending June 30, 1995. Most of CNS' employees who had been involved in the diagnostic business have joined Aequitron.

         Aequitron designs, manufactures and markets electronic respiratory products for home health care and hospital use, and wheel chair lifts and automobile hand controls for people who face mobility challenges. CNS has appointed Aequitron as a non-exclusive distributor for its Breathe Right7 nasal strip in U.S. professional health care markets, including hospitals, sleep labs, physician groups and homecare providers.

Item 7.  Financial Statements.

         (a)      Financial Statements.

                  None

         (b)  Pro Forma Financial Information.

                   Unaudited Pro Forma Financial Statements ........   F-1
                   Unaudited Pro Forma Balance Sheet as of
                            March 31, 1995 .........................   F-2
                   Unaudited Pro Forma Statement of Operations for
                            the Three Months Ended March 31, 1995 ..   F-3
                   Unaudited Pro Forma Statement of Operations for
                            the Year Ended December 31, 1994 .......   F-4
                   Notes to Unaudited Pro Forma Financial Statements   F-5

         (c)      Exhibits.

                  10.1 Asset Purchase Agreement dated as of May 8, 1995 by and between CNS and Aequitron (incorporated by reference to Exhibit 10.4 to CNS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (the "Form 10-Q")).

                  10.2 Non-Exclusive Distributorship Agreement dated as of May 8, 1995 by and between CNS and Aequitron Medical, Inc. (incorporated by reference to Exhibit 10.5 to the Form 10-Q).

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    CNS, INC.



                                             By /s/ Richard E. Jahnke
                                                    Richard E. Jahnke, President



Dated:  August 14, 1995


                                   CNS, INC.

                    Unaudited Pro Forma Financial Statements

                             Basis of Presentation


The unaudited pro forma statements of operations for the year ended December 31, 1994 and for the three months ended March 31, 1995, present the operating results of CNS, Inc. (the "Company"), excluding the operations of its Sleep Disorder Diagnostic Products Division (the "Division"), as if the Division had been disposed of at the beginning of the respective periods. The pro forma balance sheet has been prepared assuming the disposition of the division took place as of March 31, 1995.

The unaudited pro forma statements of operations, the balance sheet, and the notes thereto should be read in conjunction with the Company's audited financial statements and notes thereto, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and the unaudited financial statements and notes thereto incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

The unaudited pro forma information is not necessarily indicative of the results of operations or financial position that would have resulted had the disposition occurred as described above, nor is it necessarily indicative of the results of operations or future periods or future financial position.


                                   CNS, INC.

                       Unaudited Pro Forma Balance Sheet

                                 March 31, 1995

                                                              CNS          Net assets                               CNS
ASSETS:                                                   historical        sold (A)        Adjustments          pro forma

Current assets:
 Cash and cash equivalents.........................     $   7,645,629   $           0   $    4,743,000(B)   $  12,388,629
 Accounts receivable, net of allowance for
     doubtful accounts of $218,000.................         5,245,190         762,041                0          4,483,149
 Notes receivable..................................                 0               0          595,611(B)         595,611
 Inventories.......................................         2,738,379       2,195,013                0            543,366
 Prepaid expenses and other current assets.........           147,810               0                0            147,810

     Total current assets..........................        15,777,008       2,957,054        5,338,611         18,158,565

Property and equipment, net........................           560,745         239,332                0            321,413
Patents and trademarks, net........................           135,568          13,728                0            121,840


                                                       $   16,473,321    $  3,210,114     $  5,338,611     $   18,601,818

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
 Accounts payable..................................         2,108,036               0                0          2,108,036
 Accrued expenses..................................         1,024,662          60,000          562,109(B)       1,526,771
 Deferred maintenance revenues.....................           289,502         289,502                0                  0

 Total current liabilities.........................         3,422,200         349,502          562,109          3,634,807


Shareholders' equity:
 Common stock - $.01 par value:
     Authorized 50,000,000 shares; issued
     and outstanding 17,065,856 shares (E).........            85,329               0                0             85,329
 Additional paid-in capital........................        24,356,494               0                0         24,356,494
 Accumulated deficit...............................       (11,390,702)              0        1,915,890(B)      (9,474,812)

          Total shareholders' equity...............        13,051,121               0        1,915,890         14,967,011

Commitments and contingency
                                                       $   16,473,321     $   349,502      $ 2,477,999     $   18,601,818

The accompanying notes are an integral part of the financial statements.


                                   CNS, INC.

                  Unaudited Pro Forma Statement of Operations

                       Three Months Ended March 31, 1995

                                                  Divested
                                     CNS            unit's                             CNS
                                  historical     operations(C)   Adjustments        pro forma
Sales ........................   $  9,011,575   $  1,552,337    $          0      $  7,459,238
Cost of goods sold ...........      3,948,490      1,098,205               0         2,850,285
    Gross profit .............      5,063,085        454,132               0         4,608,953

Operating expenses:
 Marketing and selling .......      2,646,540        507,181               0         2,139,359
 General and administrative ..        514,600        214,261               0           300,339
 Research and development ....        183,358        183,094               0               264
     Total operating expenses       3,344,498        904,536               0         2,439,962

     Operating income (loss) .      1,718,587       (450,404)              0         2,168,991

Interest income ..............         84,175              0          57,312(D)        141,487

     Net income (loss) .......   $  1,802,762   $   (450,404)   $     57,312      $  2,310,478

Net income (loss) per common
  and common equivalent share    $       0.10   $      (0.03)   $       0.00      $       0.13

Weighted average number of
  common shares (E) ..........     18,173,576     18,173,576      18,173,576        18,173,576


The accompanying notes are an integral part of the financial statements.


                                   CNS, INC.

                  Unaudited Pro Forma Statement of Operations

                          Year Ended December 31, 1994

                                                   Divested
                                     CNS            unit's                            CNS
                                 historical      operations(C)   Adjustments       pro forma
Sales .......................   $  9,856,048    $  7,057,876    $          0      $  2,798,172
Cost of goods sold ..........      5,520,828       3,731,283               0         1,789,545

     Gross profit ...........      4,335,220       3,326,593               0         1,008,627

Operating expenses:
 Marketing and selling ......      5,569,379       2,469,572               0         3,099,807
 General and administrative .      1,046,913         527,071               0           519,842
 Research and development ...        785,878         639,263               0           146,615

     Total operating expenses      7,402,170       3,635,906               0         3,766,264

     Operating income (loss)      (3,066,950)       (309,313)              0        (2,757,637)

Interest income .............        207,480               0         232,848(D)        440,328
Interest expense ............         (7,945)              0               0            (7,945)

     Net income (loss) ......   $ (2,867,415)   $   (309,313)   $    232,848      $ (2,325,254)

Net income (loss) per common
  and common equivalent share   $      (0.18)   $      (0.02)   $       0.01      $      (0.15)

Weighted average number of
  common shares (E) .........     15,754,586      15,754,586      15,754,586        15,754,586


The accompanying notes are an integral part of the financial statements.


                                   CNS, INC.

               Notes to Unaudited Pro Forma Financial Statements


NOTE A

The "net assets sold" amounts reflect the elimination of assets sold to and liabilities assumed by the buyer pursuant to the "Asset Purchase Agreement."

NOTE B

Effective June 1, 1995, the Company completed the sale of its Sleep Disorder Diagnostic Products Division (the "Division"). The Company received $5.0 million in cash proceeds and a note receivable of $595,611, resulting in a gain on sale of $1,915,890.

The pro forma adjustment to cash reflects the assumption that a portion of the proceeds would have been used to pay expenses incurred in connection with the sale of the Division.

The pro forma adjustment to accrued expenses reflects additional expenses the Company incurred as a result of the sale including severance, commissions, travel, warranty and training.

The pro forma adjustment to retained earnings reflects the gain on the sale.

NOTE C

The "divested unit's operations" reflects the elimination of net sales and expenses of the Division which was divested.

NOTE D

Increase in interest income reflects the assumed investment of the cash proceeds, net of accrued expenses at an interest rate of 5% and the interest accrual on the note receivable at an interest rate of 4%.

NOTE E

Effective June 1, 1995, the Company declared a two-for-one stock split. All share and per share amounts in the accompanying financial statements have been retroactively adjusted to reflect the stock split.